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EXHIBIT 10.z

                                    CONTRACT
                                                                   2nd Feb, 2002
                                               Zunyi City,Guizhou Province,China



PARTY A:  PROTON ENTERPRISES (WUHAN) LTD. (HEREINAFTER "PARTY A")

PARTY B: CONSTRUCTION HEADQUARTERS OF ZUNYI MUNICIPAL GOVERNMENT (HEREINAFTER "PARTY B")


1. The Contract is made to identify duties and obligations of both Parties in project of Liquefied Petroleum Gas (hereinafter "LPG") pipeline system construction and installation (hereinafter "the Project") for a mutual observance by both parties.
2. Subject matter: Party A will design and install LPG pipeline system for the Officials' Residence of Zunyi Municipal Government with 1023 householders, including a central gas station, pipeline system and indoors pipeline.
3.   The Project Period: one hundred working days.
4. Quality of the project: subject to the engineering drawing of the project and National LPG Pipeline Project Checking and Acceptance Standards.
5. Total Installation Fees: The charges of the project must be approved by Price Supervision Bureau of Zunyi Municipal Government that will issue a document regulating the level of the charges for initiatory installation with consideration of the actual cost of the project combined with another referenced document No. (93) 17 issued by Guiyang Municipal Government (the capital city of Guizhou Province).
6. Payment: Party B will charge the householders the installation fees in addition to the payment for the houses. Party B also agrees to collect the fees when it gives the keys to the house owners and then will pay Party A immediately accordingly. If Part B fails to pay the full payment for the project in three months, Party A has the right to suspend the access of facilities and will charge a penalty against Party B by 10% of what is unpaid.
7. The Ownership of the Property: Party B will be owner of the project after accomplishment and acceptance checking of the project.

8.   Duties of Parties

Duties of Party A
a) Party A should accomplish all the designing drawings within 15 days after signing of the contract and meet with technique requirement of the project.
b) The project must be finalized and ready for use within 100 working days starting from the date when the construction team enters into the project site.
c) Party A should assign technicians to support the future management in maintenance and provide training and advice to ensure normal operation of pipeline system.
d)   Party A should advance all the cost and expense of the project.
e) Party A should provide technique guidance for the whole pipeline system maintenance.

Duties of Party B
a) Party B should adopt measures to actively coordinate with Party A in collecting installation charges according to the payment term of the contract.
b) Party B should make known the LPG Pipeline Users Handbook, advising the users to protect gas facilities and assign specific persons in charge of the routine gas supply system management.

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c)   Party B should offer an area actually practicably not less than 200m2 for central gas station according to Party A's suggestion that complies with the National Security Standards of the industry. Party B is also responsible for ensuring water and electric supply for the central gas station.
d) Party B should cooperate with Party A with the installation. The delay caused by unfavorable installation conditions can be ignored and the project is thus allowed to be postponed and the related loss suffered by Party A should be compensated by Party B if the representatives from both sides acknowledge the fact by signing in written form on the spot.
e) Party A is independently responsible for applying for various approvals regarding the project. 9. Responsibility for Breaching the Contract

Party A:
a) Party A has to pay RMB10 Yuan to every actual user for every-day-delay of normal gas supply.
b) Party A should fully compensate Party B' for its loss from any accident caused by design, or engineering quality problem, or the problem of the site control except that the accident is caused by the misuse of the facilities.
c) Party A should provide the users with LPG Pipeline Users Handbook before the users start their use of the facilities and inform them the general knowledge of the usage and the security highlights.

Party B:
a) Party B should not contact any other party for any reason for the pipeline project after signing of this contract.
b) If breaking the contract, Party B should pay Party A 110% of the total contracted amount as a penalty.

10. The contract has four original copies and each holds two. One Xerox copy can be made to be kept by the construction team.
11. The contract is to be effective upon signatures by both sides along with Corporate Seals dully put and will be void when acceptance checking is passed and the payment is dully effected.
12. Party B authorizes Party A or its assigned party as the sole LPG supplier after the completion of the project. Party B won't look for somebody else for the same purpose (a separate LPG Supply Contract will be negotiated and signed later).
13. The unmentioned matters, if any, will be settled by further negotiations between the two parties.


PARTY A:   PROTON ENTERPRISES (WUHAN) LTD.

(Signed by the representative Mr. Sun Changjian)




PARTY B: CONSTRUCTION HEADQUARTERS OF ZUNYI MUNICIPAL GOVERNMENT

(Signed by the representative Mr. Du Zhongyun)